SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021 (May 19, 2021)

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

 (Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 19, 2021, KULR Technology Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with a certain institutional investor (the “Investor”) pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, an aggregate of (i) 650 shares of Series D Convertible Preferred Stock (the “Preferred Shares”), (ii) 2,600,000 Common Stock Purchase Warrants (the “Warrants”), and (iii) 1,300,000 shares of the Company’s common stock, par value $0.0001 per shares (the “Common Stock”) issued to the Investor as a commitment fee (the “Commitment Shares”). The Preferred Shares, Warrants, and Commitment Shares are collectively referred to as the “Transaction Securities.”

The Preferred Shares will have a fixed conversion price of $2.05 and will be convertible into an aggregate of 3,170,732 shares of Common Stock. The Warrants will be exercisable at a price of $2.50 per share for an aggregate of 2,600,000 shares of Common Stock. The closing of the Offering is contemplated to occur on May 20, 2021.

As a condition to entering into the SPA, the Investor agreed with the Company that, commencing on the Closing Date and until the earliest of (i) listing of the Company’s shares on a national exchange or (ii) June 4, 2021, the Transaction Securities will be subject to a standard lock-up provision.

The above description of the SPA does not purport to be complete and is qualified in its entirety by the full text of such SPA, which is incorporated herein and attached hereto as Exhibit 10.1.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the Preferred Shares and the Commitment Shares to be issued in the Offering and the shares of Common Stock underlying the Preferred Shares and the Warrants to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

In connection with the Offering, the Company agreed to pay a financial advisory fee equal to $250,000.00 and to reimburse the financial advisor for certain accountable expenses related to the Offering equal to $15,000.

Series D Convertible Preferred Stock

The Company has designated a new class of preferred stock as “Series D Convertible Preferred Stock” in the aggregate amount of 650 shares with each Preferred Share having a stated value of $10,000. At the Closing of the Offering, the Company will issue 650 Preferred Shares to the Investor.

Holders of the Preferred Shares will have the right to vote with holders of common stock at stockholder meetings, or by written consent, as if the Preferred Shares were converted at an assumed conversion price of $2.05.

Holders of the Preferred Shares shall be entitled to receive cumulative dividends annually at an annual rate equal to Ten Percent (10%). Declared yet unpaid dividends on the Preferred Shares shall not bear interest. Dividends shall be payable in cash or at the option of the holder of the Preferred Shares converted into shares of the Company’s Common Stock as provided in the certificate of designation for the Preferred Shares. Dividends payable for any period less than a full dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Provided that the shares of the Company’s Common Stock issuable upon conversion of the Preferred Shares is registered pursuant to an effective registration statement, the Company shall have the option, but not the obligation, to redeem, in cash, all or part of the Preferred Shares.

The above description of the “Series D Convertible Preferred Stock” does not purport to be complete and is qualified in its entirety by the full text of such Series D Convertible Preferred Stock, which is incorporated herein and attached hereto as Exhibit 4.1.

Warrants

Additionally, pursuant to the terms of the SPA, the Investor is to receive Warrants to purchase up to 2,600,000 shares of Common Stock. The Warrants will be exercisable immediately upon issuance (the “Issuance Date”), in whole or in part, at an exercise price of $2.50 per share (the “Exercise Price”). The Warrants will be exercisable for one (1) year following the Issuance Date.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The Exercise Price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Assuming full exercise of the Warrants, the Company will receive additional gross proceeds of $6,500,000.

The above description of the Warrants does not purport to be complete and is qualified in its entirety by the full text of the “form of” Warrant which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2021, the Company filed a Certificate of Designation of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State for the State of Delaware. The Certificate of Designation designates a new class of preferred stock as “Series D Convertible Preferred Stock” in the aggregate amount of 650 shares. The Series D Convertible Preferred Stock has a stated value of $10,000 per share of Series D Convertible Preferred Stock and an initial conversion price equal to $2.05. The Series D Convertible Preferred Stock is immediately convertible upon issuance. The summary of the rights, powers, and preferences of the Series D Convertible Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

A copy of the Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 20, 2021, the Company issued the attached press release relating to the Offering. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1

By furnishing the information contained in this Item 7.01, the Company makes no admission as to the materiality of any information in this Item that is required to be disclosed solely by reason of Regulation FD. The Company uses, and will continue to use, its website, press releases, and various social media channels, including its Twitter account (twitter.com/kulrtech), its LinkedIn account (linkedin.com/company/kulr-technology-corporation), its Facebook account (facebook.com/KULRTechnology), its TikTok account (tiktok.com/Kulr_tech), its Instagram account (instagram.com/Kulr_tech), and its YouTube account (youtube.com/channel/UC3wZBPINQd51N6p35Mo5uQg), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed to be material information.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Certificate of Designation for Series D Convertible Preferred Stock
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Form of Securities Purchase Agreement dated May 19. 2021
10.2	Form of Warrant
99.1	Press Release dated May 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: May 20, 2021	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer